Exhibit 10.2

AMENDMENT NO. 2 TO

ORTHOFIX MEDICAL INC.

SECOND AMENDED AND RESTATED

STOCK PURCHASE PLAN

WHEREAS, Orthofix Medical Inc. (the “Company”) has established and maintains the Second Amended and Restated Stock Purchase Plan, as amended by Amendment No. 1 thereto (the “Plan”); and

WHEREAS, the Company’s Board of Directors desires to amend the Plan, subject to the approval of the Company’s shareholders, to increase the number of shares of common stock of the Company reserved and available for issuance pursuant to the Plan from 2,350,000 to 2,850,000.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company’s Board of Directors by Section 9 of the Plan, the Plan be and hereby is amended, subject to approval by the Company’s shareholders, in the following particulars, to be effective as of the date the Company’s shareholders approve the Amendment:

1.	By substituting the phrase “2,850,000 shares” for the phrase “2,350,000 shares” in Section 3(a) of the Plan.

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(Approved by the Company’s shareholders on June 21, 2021)